EXHIBIT 1


                            STATEMENT OF JOINT FILING


           Pursuant to Reg. Section 240.13d-1(k)(1)(iii) of the Securities Exchange Act of 1934, the foregoing Schedule 13D is filed on behalf of General Financial Services, Inc., GFS Acquisition Company, Inc., and Steve K.
Miller.


                               GFS ACQUISITION COMPANY, INC.


June 14, 1999                  By: /s/ Steve K. Miller
                                   ------------------------------------------
                                   Steve K. Miller, President



                               GENERAL FINANCIAL SERVICES, INC.


June 14, 1999                  By: /s/ Steve K. Miller
                                   ------------------------------------------
                                   Steve K. Miller, President


                                   /s/ Steve K. Miller
June 14, 1999                  ----------------------------------------------
                               Steve K. Miller